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                                                                  EXHIBIT 23(a)

                           [LETTERHEAD OF KPMG LLP]

                             ACCOUNTANTS' CONSENT

The Board of Directors
Hawaiian Electric Industries, Inc.:

  We consent to the incorporation by reference in the Registration Statement on Form S-3 of Hawaiian Electric Industries, Inc., of our report dated January 18, 1999, relating to the consolidated financial statements of Hawaiian Electric Industries, Inc. and subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, and our reports dated January 19, 1998, relating to the consolidated financial statements of Hawaiian Electric Industries, Inc. and subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, and relating to the consolidated financial statement schedule of Hawaiian Electric Industries, Inc. and subsidiaries for each of the years in the three-year period ended December 31, 1997, and to the reference to our firm under the heading "EXPERTS" in the prospectus.

                                          /s/ KPMG LLP

Honolulu, Hawaii
March 2, 1999